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                                    EXHIBIT 5

                    Opinion and consent of Proskauer Rose LLP

                                                                   April 9, 1998

The Board of Directors
Computron Software, Inc.
301 Route 17 North
Rutherford, NJ  07070

Ladies and Gentlemen:

We are acting as counsel to Computron Software, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of an additional 3,000,000 shares of the common stock, par value $.01 per share, of the Company ("Common Stock"). The Common Stock is to be issued by the Company upon the exercise of certain stock options granted pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan").

As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Common Stock pursuant to the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company.

Based upon, and subject to, the foregoing, we are of the opinion that the Common Stock is duly authorized and, upon issuance of the Common Stock in accordance with the terms of the Plan and the instruments of award or grant (including, without limitation, payment of the exercise price thereof), will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

The foregoing opinion relates only to matters of the General Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                    Very truly yours,

                                                    /s/ Proskauer Rose LLP